LOGICAL CHOICE CORPORATION

PROMISSORY NOTE

$	As of October 1, 2014

FOR VALUE RECEIVED, the undersigned,                               (the “Maker”), hereby promises to pay to the order of LOGICAL CHOICE CORPORATION, a Nevada corporation (“Payee”), or its registered assigns (the “Holder”), the principal sum of $                              which shall be due and payable on or before March 31, 2015 (the “Maturity Date”).

1. Subscription Payment. This promissory note (this “Note”) is given by the Maker in payment for the Maker’s subscription to, and purchase of,                              shares of the common stock, $0.0001 par value per share, of the Maker (the “Subject Shares”) pursuant to a subscription letter, dated as of the date of this Note.

2. Interest. This Note shall not bear interest; provided, that if this Note shall not be paid on the Maturity Date; this Note shall bear interest at the rate of 12% per annum calculated from the Maturity Date until the date that payment of this Note, plus all accrued interest hereon shall be paid in full.

3. Suits for Enforcement.

(a) In the event that this Note is not paid in full on the Maturity Date (an “Event of Default”), unless otherwise agreed by the Maker, the Holder of this Note may, during the continuation thereof, proceed to protect and enforce its rights hereunder by suit at law or by other appropriate proceeding, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holder of this Note, including return of the Subject Shares.

(b) The Maker shall pay all costs of collection and enforcement of this Note, including reasonable attorneys’ fees.

4. Replacement of Note. On receipt by the Maker of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Maker, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If reasonably required by the Maker, such Holder must provide a reasonable indemnity agreement in connection with any such replacement.

5. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

6. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the date first written above.

By:
Name:
Title: